
<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial information extracted from the
     Consolidated Balance Sheet and Consolidated Income Statement of GATC and is
     qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-START>                                 JAN-01-1996
<PERIOD-END>                                   MAR-31-1996
<CASH>                                                  11
<SECURITIES>                                             0
<RECEIVABLES>                                           65
<ALLOWANCES>                                             5
<INVENTORY>                                              0
<CURRENT-ASSETS>                                         0 <F1>
<PP&E>                                                3300
<DEPRECIATION>                                        1359
<TOTAL-ASSETS>                                        2722
<CURRENT-LIABILITIES>                                    0 <F1>
<BONDS>                                               1180 <F2>
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                                 0
<OTHER-SE>                                             748
<TOTAL-LIABILITY-AND-EQUITY>                          2722
<SALES>                                                  0
<TOTAL-REVENUES>                                       179
<CGS>                                                    0
<TOTAL-COSTS>                                           82 <F3>
<OTHER-EXPENSES>                                        31 <F4>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                      26
<INCOME-PRETAX>                                         26 <F5>
<INCOME-TAX>                                            10
<INCOME-CONTINUING>                                     20
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                            20
<EPS-PRIMARY>                                            0
<EPS-DILUTED>                                            0

<F1>  Not applicable because GATC has an unclassified balance sheet.
<F2>  This value consists of two components: Long-term debt of 1,069 million and
      Capital Lease Obligations of 111 million. Short-term debt is not included in this calculation.
<F3>  This value represents Operating Expenses on the Consolidated Income
      Statement.
<F4>  This value consists of the Provision for Depreciation and Amortization on
      the Consolidated Income Statement.
<F5>  This value represents Income Before Income Taxes and Equity in Net
      Earnings of Affiliates.

